                                                       Exhibit 23.10



                          CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Apartment Investment and Management Company (AIMCO) for the registration of shares of its Class A Common Stock and to the incorporation by reference therein of our reports dated March 22, 1996 and March 8, 1997 with respect to the audits of Franklin Housing Associates and our reports dated March 13, 1996 and February 26, 1997 with respect to the audits of Franklin New York Avenue Associates for the years ended December 31, 1995 and 1996, respectively, included in AIMCO's Current Report on Form 8-K/A (as amended to date), dated June 3, 1997, and filed with the Securities and Exchange Commission.





                                                 /s/FISHBEIN & COMPANY, P.C.
                                                 ---------------------------
                                                    FISHBEIN & COMPANY, P.C.





Elkins Park, Pennsylvania
September 22, 1997